Exhibit 99.1

GLOBAL EAGLE REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2018

Reiterates 2018 Adjusted EBITDA growth target

Strong service revenue growth in Connectivity segment

Repaid full balance of revolving credit facility in the second quarter of 2018

LOS ANGELES, CA, May 15, 2018 — Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle,” the “Company” or “we”), a leading provider of media, content, connectivity and data analytics to markets across air, sea and land, today announced financial results for the first quarter ended March 31, 2018. For the first quarter of 2018, Global Eagle recorded revenue of $156 million; incurred a net loss of $38.3 million; and generated Adjusted EBITDA* of $17.3 million.

“During the first quarter of 2018, we focused on our objectives of operating a healthy core business, driving profitable growth and aggressively transforming our business,” commented Josh Marks, CEO of Global Eagle. “We continue to expect a minimum of 25% Adjusted EBITDA growth in 2018 versus 2017. Looking forward to the third quarter of 2018, we are excited to activate aircraft from our recent new wins onto what is already the largest network of Ku-connected, single-aisle aircraft in the world.”

Global Eagle is building upon its market-leading, connected aircraft solution. Our unique solution combines high-speed gate-to-gate internet connectivity with connectivity-enabled content, data analytics, and our powerful portal for short- and medium- haul fleets. It has a proven track record of demonstrating the highest levels of reliability and elevating the on-board passenger experience, all while minimizing the risk to the airline of technological obsolescence.

“An integral part of transforming our business is further integrating our prior acquisitions, which will improve our ability to meet our customers’ needs and streamline our cost structure,” said Paul Rainey, CFO of Global Eagle. “We continue to expect these actions to positively impact our operating expenses in the second quarter of 2018 and to build throughout the year.”

First Quarter Summary

•	Total revenue for the first quarter of 2018 was $156 million, a 2.6% increase over the prior-year period. This increase was primarily driven by growth in service revenue in our Connectivity segment due to new aircraft, vessel and site additions, as well as increased equipment revenue.

•	Net loss for the first quarter of 2018 was $38.3 million. The smaller net loss over the prior-year period was primarily driven by a goodwill impairment in the first quarter of 2017 that did not recur in the first quarter of 2018. In the first quarter of 2017, the Company recorded a non-cash goodwill impairment charge of $78 million related to its Maritime & Land business unit within its Connectivity segment.

•	Adjusted EBITDA for the first quarter of 2018 was $17.3 million, which was a slight increase over the prior-year period, primarily due to growth in our Connectivity segment’s service revenue and equipment revenue, which included higher margin sales of spare parts.

During the first quarter of 2018, Global Eagle implemented a new accounting standard, “ASC 606—Revenue from Contracts with Customers.” The impact of applying the new standard for the quarter ended March 31, 2018 was a decrease in revenue of $0.7 million, a decrease in cost of goods sold of $0.4 million and an immaterial adverse impact on net income and Adjusted EBITDA. We recommend that you review the disclosures in our Quarterly Report on Form 10-Q for our first quarter of 2018 for additional information regarding the impact of ASC 606.

Subsequent to quarter end, the Company used a portion of the proceeds from the recent Searchlight Capital Partners investment to repay the $78 million principal balance on the Company’s revolving credit facility. The full $85 million facility (reduced for approximately $6 million in outstanding letters of credit) remains available to the Company. The Company anticipates using the remaining proceeds for growth initiatives and other general corporate purposes.

Webcast

Global Eagle will host a live webcast on Tuesday, May 15, 2018 at 5:00 p.m. EDT (2:00 p.m. PDT). The Company will make the webcast available on the Investor Relations section of its website at http://investors.geemedia.com/events.cfm. An archive of the webcast replay will be on its website for 30 days following the event.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,500 employees and 50 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contact:

Peter A. Lopez

Vice President, Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity. Further, we note that Adjusted EBITDA as presented herein is defined and calculated differently than the “Consolidated EBITDA” definition in our senior secured credit agreement and in our second lien notes, which Consolidated EBITDA definition we use for financial-covenant-compliance purposes and as a measure of our liquidity. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of GAAP to Non-GAAP Measure” at the end of this release.

Adjusted EBITDA is one of the primary measures used by our management and Board of Directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the Compensation Committee of our Board of Directors to establish the funding targets for (and subsequent funding of) our Annual Incentive Plan bonuses for our employees and executive officers. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and because our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) before (a) interest expense (income), (b) income tax expense (benefit) and (c) depreciation and amortization (including relating to equity-method investments) and (gain) loss on disposal and impairment of fixed assets, and we then further adjust that result to exclude (when applicable in the period) (1) change in fair value of financial instruments, (2) other (income) expense, including primarily, (gains) losses from investments and foreign-currency-transaction (gains) losses, (3) goodwill impairment expense, (4) stock-based compensation expense, (5) strategic-transaction, integration and realignment expenses (as described below), (6) auditor and third-party professional fees and expenses related to our internal-control deficiencies (and the remediation thereof) and complications in our audit process relating to our control environment, (7) excess content expenses (as described below), (8) securities class-action expenses (as described below), (9) losses on significant customer bankruptcies (as described below) and (10) restructuring expenses pursuant to our September 2014 integration plan. Management does not consider these items to be indicative of our core operating results.

“Excess content expenses” includes the additional purchasing costs that we incurred in 2017 to procure movie content for our customers, notwithstanding that we could have procured equivalent content under our (preferential-pricing) output arrangements with major studios. We incurred these additional costs because we could not timely identify and measure our movie-content expenditures and procurement during the period due to weaknesses in our control environment.

“Losses on significant customer bankruptcies” includes (1) our provision for bad debt associated with the bankruptcies of Air Berlin and Alitalia (two of our Media & Content customers) in 2017, together with (2) the costs (e.g., content acquisition fees) that we incurred to maintain service to those customers during their bankruptcy proceedings in order to preserve the customer relationship.

“Securities class-action expenses” includes third-party professional fees and expenses associated with the securities class-action lawsuits filed against us in 2017.

“Strategic-transaction, integration and realignment expenses” includes (1) transaction-related expenses and costs (including third-party professional fees) attributable to acquisition, financing, investment and other strategic-transaction activities, (2) integration and realignment expenses and allowances, (3) employee-severance, retention and relocation expenses, (4) purchase-accounting adjustments for deferred revenue, costs and credits associated with companies and businesses that we have acquired through our M&A activities, (5) service-level-agreement penalties incurred during our Eagle-1 migration and setup in its new orbital slot in 2017, and (6) claims at companies or businesses that we acquired through our M&A activities for underlying liabilities that pre-dated our acquisition of those companies or businesses. In respect of clause (6) in this definition, we include (i.e., exclude from net income (loss)) any estimated loss contingencies and provisions for legal settlements relating to those liabilities.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to our Adjusted EBITDA growth and aircraft service activations in future periods, business and financial-performance outlook, industry, business strategy, plans, business integration activities, cost-structure improvements and cost reductions, future operations, margins, profitability, future efficiencies and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•	our ability to remediate material weaknesses in our internal control over financial reporting and to complete such remediation in a timely manner, and the effect of those weaknesses on our ability to forecast our operations and financial performance;
•	our ability to maintain effective disclosure controls and internal control over financial reporting;
•	the effect of our efforts to remediate our material weaknesses in our internal control over financial reporting, which may divert management’s attention from our business, reduce our liquidity and have an adverse effect on our financial performance;
•	the effect of any future restructuring activities, which may prove detrimental to our operations and sales;
•	our ability to implement new revenue recognition standards in a timely manner;
•	our dependence on the travel industry;
•	future acts or threats of terrorism;
•	our ability to obtain new customers and renew agreements with existing customers, and particularly our dependence on our existing relationship with Southwest Airlines;
•	our customers’ ability to pay us for our services;
•	our ability to retain and effectively integrate and train key members of senior management;
•	our ability to recruit, train and retain highly skilled technical employees, particularly in our finance and IT functions;
•	our ability to receive the anticipated cash distributions or other benefits from our investment in the Wireless Maritime Services joint venture;
•	the effect of a variety of complex U.S. and foreign tax laws and regimes due to the global nature of our business;
•	our ability to continue to be able to make claims for investment tax credits in Canada;
•	our exposure to foreign currency risks and a lack of a formalized hedging strategy;
•	our need to invest in and develop new broadband technologies and advanced communications and secure networking systems, products and services and antenna technologies, as well as their market acceptance;
•	increased demand by customers for greater bandwidth, speed and performance and increased competition from new technologies and market entrants;
•	customer attrition due to direct arrangements between satellite providers and customers;
•	our reliance on “sole source” service providers and other third parties for key components and services that are integral to our product and service offerings;
•	the potential need to materially increase our investments in product development and equipment;
•	our ability to expand our international operations and the risks inherent in our international operations;
•	service interruptions or delays, technology failures, damage to equipment or software defects or errors and the resulting impact on our reputation and ability to attract, retain and serve our customers;
•	equipment failures or software defects or errors that may damage our reputation or result in claims in excess of our insurance coverage;
•	satellite failures or degradations in satellite performance;
•	our ability to integrate businesses or technologies we have acquired or may acquire in the future;
•	our use of fixed-price contracts for satellite bandwidth and potential cost differentials that may lead to losses if the market price for that service declines relative to our committed cost;
•	increased on-board use of personal electronic devices and content accessed and downloaded prior to travel and our ability to compete as a content provider against “over the top” download services and other companies that offer in-flight entertainment systems;

•	pricing pressure from suppliers and customers in our Media & Content segment and a reduction in the industry’s use of intermediary content service providers (such as us);
•	a reduction in the volume or quality of content produced by studios, distributors or other content providers;
•	a reduction or elimination of the time between our receipt of content and it being made available to the rental or home viewing market (i.e., the “early release window”);
•	increased competition in the IFE and IFC system supply chain;
•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Media & Content segment’s products;
•	our use of fixed-price contracts in our Media & Content segment that may lead to losses in the future if the market price for that service declines relative to our committed cost;
•	our ability to develop new products or enhance those we currently provide in our Media & Content segment;
•	our ability to successfully implement a new enterprise resource planning system;
•	our ability to protect our intellectual property;
•	the effect of any cybersecurity attacks, data or privacy breaches, data or privacy theft, unauthorized access to our internal systems or Connectivity or Media & Content systems or phishing or hacking;
•	the costs to defend and/or settle current and potential future civil intellectual property lawsuits (including relating to music and other content infringement) and related claims for indemnification; changes in regulations and our ability to obtain regulatory approvals to provide our services or to operate our business in particular countries or territorial waters;
•	compliance with U.S. and foreign regulatory agencies, including the Federal Aviation Administration and Federal Communications Commission and their foreign equivalents in the jurisdictions in which we and our customers operate;
•	changes in government regulation of the Internet, including e-commerce or online video distribution;
•	our ability to comply with trade, export, anti-money laundering and foreign corrupt practices and data protection laws, especially the Foreign Corrupt Practices Act;
•	costs associated with stockholder litigation and our indemnification obligations with respect to current and former executive officers and directors;
•	limitations on our cash flow available to make investments due to our substantial indebtedness and our ability to generate sufficient cash flow to make payments thereon;
•	our ability to repay the principal amount of our bank debt, second lien notes and/or convertible notes at maturity, to raise the funds necessary to settle conversions of our convertible notes or to repurchase our convertible notes upon a fundamental change or on specified repurchase dates or due to future indebtedness;
•	the ability of holders of our convertible notes to convert their notes upon the occurrence of specified events;
•	the effect on our reported financial results of the accounting method for our convertible notes;
•	the impact of the fundamental change repurchase feature of the indenture governing our convertible notes on our price or potential as a takeover target;
•	the dilution or price depression of our common stock that may occur as a result of the conversion of our Searchlight warrants and/or convertible notes;
•	our ability to meet the continued listing requirements of Nasdaq, in particular given our recent history of delinquent periodic filings with the U.S. Securities and Exchange Commission;
•	our ability to use Form S-3 to register the offer and sale of securities, which Form we are currently not eligible to use;
•	conflicts between our interests and the interests of our largest stockholders;
•	volatility of the market price of our securities;
•	the dilution of our common stock that may occur as a result of the exercise of outstanding warrants;
•	anti-takeover provisions contained in our charter and bylaws;
•	the dilution of our common stock if we issue additional equity or convertible debt securities; and
•	other risks and factors listed under “Risk Factors” in our most recently filed Annual Report on Form 10-K and in any subsequently filed Quarterly Reports on Form 10-Q.

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Financial Information

The table below presents financial results for the three months ended March 31, 2018 and 2017.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Licensing and services	146,526	143,643
Equipment	9,971	8,949

Total revenue	156,497	152,592
Cost of sales:
Licensing and services	112,414	102,872
Equipment	6,082	7,668

Total cost of sales	118,496	110,540

Gross margin	38,001	42,052
Operating Expenses:
Sales and marketing	9,654	11,012
Product development	8,358	7,649
General and administrative	38,285	35,321
Provision for legal settlements	516	475
Amortization of intangible assets	10,747	11,008
Goodwill impairment	—	78,000

Total operating expenses	67,560	143,465
Loss from operations	(29,559)	(101,413)
Other income (expense):
Interest expense, net	(15,597)	(10,964)
Loss on extinguishment of debt	—	(14,389)
Income from equity method investments	1,161	1,539
Change in fair value of derivatives	564	2,920
Other (expense) income, net	438	(488)

Loss before income taxes	(42,993)	(122,795)
Income tax (benefit) expense	(4,709)	2,816

Net loss	(38,284)	(125,611)

Net loss per share – basic and diluted	(0.42)	(1.47)

Weighted average shares outstanding – basic and diluted	90,792	85,440

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2018	December 31, 2017
CURRENT ASSETS:
Cash and cash equivalents	$168,931	$48,260
Restricted cash	3,388	3,608
Accounts receivable, net	102,264	113,545
Inventories	32,593	28,352
Prepaid expenses	13,888	13,486
Other current assets	14,431	20,923

TOTAL CURRENT ASSETS:	335,495	228,174
Content library	9,523	8,686
Property, plant and equipment, net	189,970	195,029
Goodwill	159,654	159,696
Intangible assets, net	112,019	122,582
Equity method investments	138,495	137,299
Other non-current assets	9,815	9,118

Total Assets	$954,971	$860,584

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	196,967	205,036
Deferred revenue	8,602	6,508
Current portion of long-term debt	16,656	20,106
Other current liabilities	7,996	7,785

TOTAL CURRENT LIABILITIES:	230,221	239,435
Deferred revenue, non-current	1,081	1,079
Long-term debt	719,427	598,958
Deferred tax liabilities	9,028	16,247
Other non-current liabilities	30,256	30,340

Total Liabilities	990,013	886,059
Stockholders’ Equity
Common stock	10	10
Treasury stock, 3,053,634 shares at March 31, 2018 and December 31, 2017	(30,659)	(30,659)
Additional paid-in capital	807,355	779,565
Subscriptions receivable	(584)	(578)
Accumulated deficit	(811,142)	(773,791)
Accumulated other comprehensive loss	(22)	(22)

Total Stockholder’s Deficit	(35,042)	(25,475)

Total Liabilities and Stockholders’ Equity	$954,971	$860,584

Global Eagle Entertainment Inc.

Reconciliation of GAAP to Non-GAAP Measure

(In thousands)

(Unaudited)

	Three Months Ended March 31,
Net loss to Adjusted EBITDA reconciliation	2018	2017
Net loss	(38,284)	(125,611)
Interest expense, net	15,597	25,353
Income tax expense (benefit)	(4,709)	2,816
Depreciation and amortization and loss on disposal and impairment of fixed assets	25,253	23,501
Change in fair value of financial instruments	(564)	(2,920)
Other (income) expense	(438)	488
Goodwill impairment expense	—	78,000
Stock-based compensation expense	3,644	1,852
Strategic-transaction, integration and realignment expenses	3,079	7,299
Auditor and third-party professional fees and expenses related to our internal-control deficiencies	13,706	5,146
Excess content expenses	—	679
Securities class-action expenses	—	—
Losses on significant customer bankruptcies	—	—
Restructuring expenses	—	—

Adjusted EBITDA	17,285	16,603

See “About Non-GAAP Financial Measures” above, including our definition of Adjusted EBITDA described therein.